STOCK REPURCHASE AGREEMENT


                  AGREEMENT (the "Agreement"), dated as of August 3, 1998, by and between Hansen Natural Corporation, a Delaware corporation (the "Company"), and Rodney C. Sacks (the "Stockholder").

                              W I T N E S S E T H :

                  WHEREAS,  on August 3, 1998,  (i) the
Stockholder has exercised options to purchase a total of 387,500 shares (the "Stockholder Option Shares") of common stock, par value $.005 per share, of the Company (the "Common Stock") pursuant to the terms of certain stock option agreements between the Stockholder and the Company, and (ii) Hilton H. Schlosberg ("Schlosberg") has exercised options to purchase a total of 337,500 shares (the "Schlosberg Option Shares") of Common Stock pursuant to the terms of certain stock option agreements between Schlosberg and the Company;

                  WHEREAS, by reason of the positions of the Stockholder and Schlosberg as the senior officers and as directors of the Company, their knowledge of the day-to-day affairs of the Company, and the substantial number of Stockholder Option Shares and Schlosberg Option Shares, the Stockholder recognizes that it would be detrimental to the interests of the Company if the Stockholder disposed of the Stockholder Option Shares or if Schlosberg disposed of the Schlosberg Option Shares;

                  WHEREAS, the Stockholder believes it would be detrimental to the value of the Stockholder Option Shares and his other equity interests in the Company if Schlosberg were to sell the Schlosberg Option Shares on the open market; and

                  WHEREAS, in order to induce Schlosberg to simultaneously herewith enter into a Stock Repurchase Agreement with the Company subjecting the Schlosberg Option Shares to restrictions on transfer (the "Schlosberg Stock Repurchase Agreement"), the Stockholder is willing to subject the Stockholder Option Shares to the restrictions on transfer set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations set forth in this Agreement and in the Schlosberg Stock Repurchase Agreement, the parties hereto hereby agree as follows:

     1. (a) The Stockholder may not sell, transfer or otherwise dispose of (a "Disposition") any of the Stockholder Option Shares except as provided in this Agreement. Any purported Disposition in violation of this Agreement shall be null and void ab initio, and the Company shall not recognize any such Disposition or accord to any purported transferee any rights as a stockholder of the Company.

     (b) Subject to the provisions of paragraph 2 below, if the Stockholder desires at any time on or before December 31, 2000 to effect a Disposition of any of the Stockholder Option Shares, then the Stockholder shall give written notice to the Company (the "Sale Notice") specifying the number of Stockholder Option Shares that the Stockholder desires to Dispose of (the "Offered Shares").

     (c) Upon receipt of the Sale Notice, the Company shall have the right to elect to purchase all or a portion of the Offered Shares at a purchase price equal to $1.25 per share for the first 150,000 Offered Shares, $1.59 per share for the next 37,500 Offered Shares and $1.75 per share for the next 200,000 Offered Shares. The determination of whether the Company shall elect to purchase the Offered Shares shall be made by the Board of Directors of the Company, without the participation of the Stockholder. Such election is to be made by written notice ("Notice of Election") to the Stockholder within 60 days after the Company's receipt of the Sale Notice (the "Acceptance Period").

     (d) If the Company gives a Notice of Election to the Stockholder within the Acceptance Period, the Stockholder shall sell and the Company shall purchase the Offered Shares pursuant to the Notice of Election. If the Company does not give a Notice of Election to the Stockholder within the Acceptance Period or if the Notice of Election does not cover all of the Offered Shares, the Stockholder may Dispose of the Offered Shares, or a portion thereof, as the case may be, free of the restrictions set forth in this Agreement.

     2. Upon a Change of Control, the restrictions on the transfer of the Stockholder Option Shares pursuant to paragraph 1 of this Agreement shall terminate. For purposes of this Agreement, "Change of Control" means (i) any transaction or series of transactions in which the Stockholder and Schlosberg together cease to be the beneficial owners (as such term is defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of at least 10% of the outstanding Common Stock, (ii) the sale of all or substantially all of the assets of the Company or any of its subsidiaries, the operations of which would constitute a material part of the business or operations of the Company and its subsidiaries, taken as a whole, (iii) the liquidation of the Company or any of its subsidiaries, the operations of which would constitute a material part of the business or operations of the Company and its subsidiaries, taken as a whole, or (iv) the combination of the Company or any of its subsidiaries, the operations of which would constitute a material part of the business or operations of the Company and it subsidiaries, taken as a whole, with another entity, as a result of which (A) the shareholders of the Company hold less than 50% of the total of all voting shares outstanding of the combined entity or (B) the directors of the Company constitute less than a majority of the Board of Directors of the combined entity.

     3. (a) The certificate for the Stockholder Option Shares shall be deposited in escrow with the Controller of Hansen Beverage Company, the Company's wholly-owned subsidiary, to be held in escrow in accordance with the provisions of this paragraph 3. The deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit A. The deposited certificate shall remain in escrow until such time as the certificate is to be released in accordance with paragraph 3(b) below.

     (b) If the Company exercises its right to purchase pursuant to paragraph 1(c) with respect to any Stockholder Option Shares, the escrowed certificate for such Stockholder Option Shares shall be delivered to the Company, concurrently with the payment to the Stockholder in cash of an amount equal to the aggregate purchase price for such Stockholder Option Shares, and the Stockholder shall have no further rights with respect to such Stockholder Option Shares. The Stockholder shall be entitled to a certificate for any Stockholder Option Shares which the Stockholder is entitled to Dispose of free of restrictions in accordance with the provisions of this Agreement.

                  4. Any notice required in connection with this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with a nationally recognized courier service, or upon deposit in the United States mail, registered or certified, postage prepaid and addressed as follows:

                  If to the Company:

                           Hansen Natural Corporation
                           2380 Railroad Street
                           Corona, California  91720
                           Attention:  Chairman

                  If to the Stockholder:

                           Rodney C. Sacks
                           14 Vienne
                           Irvine, California  92606

or to any other address as either party may designate by written notice under this paragraph 4 to the other party to this Agreement.

                  5. This Agreement constitutes the entire contract between the parties with respect to the subject matter hereof.

                  6. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of law of such State.

                  7. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Stockholder and his legal representatives, heirs, legatees, distributes, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement.

     IN WITNESS WHEREOF, the parties have memorialized their Agreement on April 15, 1999, effective as of the date first indicated above.

                                            HANSEN NATURAL CORPORATION

                                            By: /s/ Hilton H. Schlosberg
                                                     Vice-Chairman

                                                /s/ Rodney C. Sacks
                                                     Rodney C. Sacks

                                   EXHIBIT A
                      Assignment Separate From Certificate



                  FOR VALUE RECEIVED Rodney C. Sacks ("Stockholder") hereby sells, assigns and transfers unto ____________________, ________ shares of Common Stock of Hansen Natural Corporation, a Delaware corporation (the
"Company") represented by Certificate No. ____ herewith and does hereby irrevocably constitute and appoint ___________________ Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.



                  Dated:_______________________



                      -------------------------
                      Signature